Exhibit 10.1
MANAGEMENT SERVICES AND RESOURCES AGREEMENT
     Management Services and Resources Agreement dated as of April 27, 2007, (“Agreement”) by and among Calamos Asset Management, Inc. (“CAM”), a Delaware corporation having an office located at 2020 Calamos Court, Naperville, Illinois 60563, Calamos Property Holdings LLC, a Delaware limited liability company having an office located at 2020 Calamos Court, Naperville, Illinois 60563 (“CPH”) and Calamos Family Partners, Inc., a Delaware corporation having an office located at 2020 Calamos Court, Naperville, Illinois 60563 (“CFP”).
W I T N E S S E T H:
     WHEREAS, CAM and CFP entered into that certain Management Services Agreement dated October 28, 2004 and amended April 29, 2005, and CAM and CPH entered into that certain Management Services Agreement dated April 29, 2005;
     WHEREAS, the real estate and office related services previous rendered under CPH and its subsidiaries has since transferred under CFP and its subsidiaries;
     WHEREAS, each party continues to seek the expertise and management services of the other party;
     WHEREAS, each party wishes to enter into a new agreement to reflect, among other matters, the current service relationship between the parties as well as the sharing of resources; and
     WHEREAS, each party is willing and qualified to provide and share their expertise, management services and resources to each other on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Services and Resources. During the term of this Agreement each party shall, either directly or through one or more of its subsidiaries or affiliates, provide services or resources to the other party or its subsidiaries and affiliates. Services and resources shall be provided to the extent requested and available, and substantially on the same basis as a party provides the services and resources for its own management and operations, without priority or preference to a party’s own operations or employees. “Services” shall include the following and shall not be limited to the examples provided:
     (i) Personnel. Personnel services: including, hiring, termination, personnel transfer, benefits administration and employee relations services.

     (ii) Payroll. Payroll services: including, processing payroll, preparing payroll tax returns, mailing payroll checks, participating in payroll related audits and preparing W-2 and 1099 forms.
     (iii) Insurance. Insurance services: including, obtaining property, casualty (including general liability and worker’s compensation), and crime and fiduciary insurance.
     (iv) Employee Benefits. Employee benefits: including, medical, dental, life, travel accident and disability insurance, and pension and 401(k) benefits.
     (v) General Corporate. General corporate services, including, accounting, cash management, information technology, legal, and tax services.
     (vi) Property Management. Property management services, including, maintaining and operating base building systems; developing and managing building operating budgets; ensuring compliance with all building codes; managing security systems; conducting building inspections and fire drills; managing engineering, site maintenance, housekeeping, janitorial and trash hauling services; and marketing and leasing vacant space.
     (vii) Facilities Management. Facilities management services, including, interfacing with landlords; developing and managing facilities operating budgets; maintaining floor plans and managing the allocation of space; providing strategic and tactical planning services; maintaining current and accurate as-built drawings and specifications; coordinating internal moves; managing the overall maintenance program, tenant improvements and alterations, furniture inventory, mail, records, food service, outside contractors, suppliers and vendors; and providing porter service.
     (viii) Development Management. Development management services, including, master planning; negotiating agreements; managing the request for proposal process and the design and development of buildings and sites; and developing marketing materials and plans.
     (ix) Miscellaneous. Such other services and benefits as the parties hereto shall mutually agree upon from time to time.
     “Resources” shall include any of the following tangible or intangible assets or resources of a party:
     (i) Real Estate. Office space, storage space, parking, signage or any other physical facility owned or controlled by any party to this Agreement and the building systems, such as HVAC, electricity and other utilities, provided to such facilities, if any.
     (ii) Furniture, Fixtures and Equipment. Any and all furniture, fixtures or equipment owned or controlled by any of the parties hereto, including, without limitation vehicles, aircraft, office furniture, office supplies, computers, copiers, printers or other office equipment.

     (iii) Intangible Property. Trademarks, patents, logos, software licenses, or other intellectual property owned or controlled by a party hereto, as well as any joint marketing materials or sponsorships obtained or disseminated by the parties hereto.
     2. Payment. In full consideration for Services and Resources, the recipient of the Services or Resources shall pay the provider an amount equal to any Direct Cost (as defined below) and any Allocation Expense (as defined below). Invoices shall be on a monthly basis and payments shall be made monthly, in arrears. For purposes of this Agreement, “Direct Cost” means the direct out-of-pocket expenses incurred by the rendering party, which are paid or payable to third parties in connection with providing a Service or Resource to the other party; including, without limitation, shipping, handling, travel expenses, professional fees, printing and postage. For purposes of this Agreement, “Allocation Expense” means the applicable portion of the total expenses paid or incurred by the rendering party and its subsidiaries or affiliates in connection with providing a Service or Resource for the other party and based on allocation metrics mutually agreed upon by the parties.
     3. Inspection. A party and its agents and representatives, at its expense, shall have the right to examine the books and records of the other party and its subsidiaries and affiliates, but only to the extent it relates to the Direct Cost and other expenses referred to in this Agreement; provided, however, that such examination may only be conducted during regular business hours and upon ten (10) days’ prior written notice.
     4. No Property Transferred. This Agreement solely relates to the provision of Services and Resources. No tangible personal property of any party hereto shall be under the control or possession of, or transferred to, the other party as a result of this Agreement, except as expressly provided herein.
     5. No Agency. The parties hereto are independent contractors and nothing in this Agreement is intended to, nor shall it, create any agency, partnership or joint venture relationship between them. With respect to any third party, no party hereto, or any or its officers, directors, employees or agents, shall have the right or authority to bind or otherwise obligate the other parties hereto in any way as a consequence of this Agreement.
     6. Term and Termination. The Agreement shall initially have a term of one (1) year, and shall be automatically renewed for a period of one (1) year at the end of each term, provided that either party may terminate this Agreement on thirty (30) days’ prior written notice to the other party.
     7. Indemnification. Each of the Parties hereto (each an “Indemnifying Party”) shall indemnify, defend, save and hold harmless the other parties hereto, their direct and indirect subsidiaries, and their subsidiaries’ officers, directors, employees and agents (collectively, the “Indemnified Parties”) from and against any and all damages incurred or sustained by the Indemnified Parties to the extent they arise out of any (i) breach by the Indemnifying Parties of any of their covenants, agreements or obligations contained in this agreement or (ii) the Indemnifying Parties’ negligence, misconduct or disregard of their duties hereunder.
     For purposes of this section, “damages” shall mean all actions, costs, damages, disbursements, obligations, penalties, liabilities, taxes, losses, charges, expenses, assessments,

judgments, settlements or deficiencies of any nature whatsoever, whether foreseeable or unforeseeable (including, without limitation, any interest, penalties, reasonable investigation, legal, accounting and other costs and expenses incurred in the investigation, collection, prosecution and defense of any action, suit, proceeding or claim and amounts paid in settlement) that may be imposed or otherwise incurred or suffered by an Indemnified Party; provided, however, that damages shall exclude, consequential, special, exemplary or punitive damages.
     8. Miscellaneous.
     (a) This Agreement shall be governed by the laws of the State of Illinois.
     (b) This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements. No provision of this Agreement may be waived or amended, except in writing executed by both parties.
     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.
     (d) The failure of any party to exercise any right or remedy provided for herein shall not be deemed a waiver of any right or remedy hereunder.
     (e) If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of any remaining provisions of this Agreement. If any provision of this Agreement is invalid under any applicable statute or rule of law, it shall be enforced to the maximum extent possible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.
     (f) Any and all notices or communications hereunder shall be sufficiently given if in writing and sent by hand, telecopier, reputable overnight courier or by certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at its address as set forth in the preamble hereof, or to such other address as the party to receive the same shall have specified by written notice given in the manner provided for in this Section. Such notices or other communications shall be deemed to have been given on the date of such delivery. Any party may change its address for the purpose of this Agreement by notice to other parties given as aforesaid.
     (g) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, provided that neither party may assign any of its rights hereunder without the prior written consent of the other.
     9. Other Agreements. Notwithstanding anything to the contrary contained herein, to the extent that the terms and conditions of any agreement governing a rendering party’s use of a Resource prohibit another party’s use of said Resource, then such rendering party shall have no obligation to share said Resource in accordance with the terms of this Agreement.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CALAMOS ASSET MANAGEMENT, INC.		CALAMOS FAMILY PARTNERS, INC.

By:	/s/ Patrick H. Dudasik	By:	/s/ Chris C. DeMaio

Name:	Patrick H. Dudasik	Name:	Chris C. DeMaio

Title:	EVP, COO, CFO and Treasurer	Title:	SVP, CFO and Treasurer

CALAMOS PROPERTY HOLDINGS LLC.

		By:	/s/ Chris C. DeMaio

		Name:	Chris C. DeMaio

		Title:	SVP, CFO and Treasurer

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